Exhibit 10.1 FORM OF LUMINAR TECHNOLOGIES, INC. SECURITIES EXCHANGE AGREEMENT March [__], 2025 The undersigned set forth on Exhibit A hereto (each, a “Holder”) enters into this Securities Exchange Agreement (this “Agreement”) with Luminar Technologies, Inc., a Delaware corporation (the “Company”), as of the date first written above whereby the Holders will exchange outstanding 1.25% convertible senior notes due 2026 (CUSIP No. 550424 AA3) issued by the Company (the “Notes”) pursuant to the Indenture, dated as of December 17, 2021 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”), for shares of Class A common stock, par value $0.0001 per share (CUSIP No. 550424 303) (the “Common Stock”), of the Company (the “Exchange Shares”), plus, to the extent applicable, a cash payment (the “Cash Payment” and, together with the Exchange Shares, the “Consideration”), each as calculated in Section 1.1 hereto. On and subject to the terms hereof, the parties hereto agree as follows: ARTICLE I EXCHANGE OF NOTES Section 1.1 Exchange. (a) Upon and subject to the terms set forth in this Agreement, on the first Scheduled Trading Day following each VWAP Trading Day in the Exchange Period (each such day, a “Closing Date”), (i) each Holder shall deliver or cause to be delivered to the Company its respective Daily Principal Amount of the aggregate Exchanged Notes of such Holder for such VWAP Trading Day and (ii) in exchange therefor, the Company hereby agrees to issue and deliver to such Holder the Consideration in respect of such VWAP Trading Day with respect to such Daily Principal Amount, comprising (A) such number of shares of Common Stock equal to the Daily Exchange Shares and (B) if (x) the Daily VWAP is less than the Floor Price in effect for such VWAP Trading Day and (y) the Company has elected, pursuant to Section 1.1(b) hereof, a Combination Settlement for such VWAP Trading Day, cash in an amount equal to the Daily Accrued Interest Make-Whole Amount, in each case in respect of such VWAP Trading Day. The Consideration payable on each such Closing Date shall represent satisfaction in full of all principal and interest on such Daily Principal Amount of the Exchanged Notes of each Holder from and after such Closing Date. The transactions contemplated by this Agreement, including, without limitation, the issuance, delivery and acceptance of the aggregate Consideration contemplated hereby in consideration for the exchange of the Exchanged Notes are collectively referred to herein as the “Transactions.” (b) On each Closing Date, if the Daily VWAP for the applicable VWAP Trading Day is less than the Floor Price in effect for such VWAP Trading Day, the Company shall have the

2 right, in its sole discretion, to elect to settle the Daily Accrued Interest payable on such Closing Date in either (x) shares of Common Stock (a “Physical Settlement”) or (y) a combination of shares of Common Stock and cash (a “Combination Settlement” and, together with a Physical Settlement, each, a “Settlement Method”). The Company may exercise such right by sending notice (which may be via email) of such election to the Holders on or before 8:00 a.m. (New York City time) on such Closing Date. If the Company does not timely elect a Settlement Method with respect to such Closing Date, then the Company will be deemed to have elected Physical Settlement. (c) For purposes of this Agreement: “Ceiling Price” shall initially mean $[fixed dollar amount]; provided that, by notice from each of the Holders to the Company, the Holders may unilaterally increase (but not reduce) the Ceiling Price to a higher number for any (or all) VWAP Trading Days after the day on which such notice is delivered. “Collared VWAP” shall mean, with respect to any VWAP Trading Day, (i) if the Daily VWAP is greater than or equal to the Floor Price in effect for such VWAP Trading Day and less than or equal to the Ceiling Price in effect for such VWAP Trading Day, the Daily VWAP; (ii) if the Daily VWAP is less than the Floor Price in effect for such VWAP Trading Day, the Floor Price; and (iii) if the Daily VWAP is greater than the Ceiling Price in effect for such VWAP Trading Day, the Ceiling Price. “Daily Accrued Interest” shall mean, with respect to any VWAP Trading Day, the accrued and unpaid interest that would accrue on the applicable Daily Principal Amount for such VWAP Trading Day from, and including, December 15, 2024, to, but excluding, the applicable Closing Date, calculated in accordance with the Indenture. “Daily Accrued Interest Collared Shares” shall mean, with respect to any VWAP Trading Day, that number of shares of Common Stock equal to the quotient of (i) the Daily Accrued Interest for such VWAP Trading Day, divided by (ii) the Collared VWAP for such VWAP Trading Day. “Daily Accrued Interest Make-Whole Amount” shall mean, with respect to any VWAP Trading Day, an amount equal to (i) the excess of (x) the Daily Accrued Interest Uncollared Shares for such VWAP Trading Day over (y) the Daily Accrued Interest Collared Shares for such VWAP Trading Day, multiplied by (ii) the Daily VWAP for such VWAP Trading Day, rounded down to the nearest whole cent. “Daily Accrued Interest Shares” shall mean, with respect to any VWAP Trading Day: (i) if (x) the Daily VWAP is less than the Floor Price in effect for such VWAP Trading Day and (y) the Company has elected, pursuant to Section 1.1(b) hereof, a Combination Settlement for such VWAP Trading Day, the Daily Accrued Interest Collared Shares; and (ii) otherwise, the Daily Accrued Interest Uncollared Shares.

3 “Daily Accrued Interest Uncollared Shares” shall mean, with respect to any VWAP Trading Day, that number of shares of Common Stock equal to the quotient of (i) the Daily Accrued Interest for such VWAP Trading Day, divided by (ii) the Daily VWAP for such VWAP Trading Day. “Daily Exchange Shares” shall mean, with respect to a Daily Principal Amount, that number of shares of Common Stock equal to the sum of (i) the Daily Principal Shares plus (ii) the Daily Accrued Interest Shares, rounded down to the nearest whole share. “Daily Fixed Shares” shall mean, with respect to any VWAP Trading Day, that number of shares of Common Stock equal to the product of (i) the applicable Daily Principal Amount for such VWAP Trading Day, divided by $1,000, and (ii) [fixed number of shares]. “Daily Principal Amount” shall mean, with respect to each Holder, the sum of: (i) the quotient of (x) the aggregate principal amount of Exchanged Notes of such Holder divided by (y) the number of VWAP Trading Days in the Exchange Period, rounded down to the nearest $1,000 in principal amount, plus (ii) on the last VWAP Trading Day of the Exchange Period, the excess (if any) of (x) the aggregate principal amount of Exchanged Notes of such Holder over (y) the sum of the Daily Principal Amounts calculated pursuant to clause (i) for all VWAP Trading Days in the Exchange Period; provided that, (A) any such Daily Principal Amount shall be in an Authorized Denomination (as defined in the Indenture) and (B) for the avoidance of doubt, the sum of the Daily Principal Amounts for any Holder shall not exceed the aggregate principal amount of Exchanged Notes of such Holder. “Daily Principal Shares” shall mean, with respect to a Daily Principal Amount, that number of shares of Common Stock equal to the sum of (i) the Daily Fixed Shares plus (ii) the Daily Variable Shares. “Daily Variable Shares” shall mean, with respect to any VWAP Trading Day, that number of shares of Common Stock equal to the product of (i) the applicable Daily Principal Amount for such VWAP Trading Day, divided by $1,000, and (ii) the quotient of $[fixed dollar amount] divided by the Collared VWAP for such VWAP Trading Day. “Daily VWAP” shall mean, for any VWAP Trading Day, the per share volume- weighted average price of the Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “LAZR US <EQUITY> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or, if such volume-weighted average price is unavailable, the market value of one share of the Common Stock on such VWAP Trading Day, determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm

4 retained for this purpose by the Company). The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session. “Exchange Period” shall mean the [number of days (number of days)] consecutive VWAP Trading Days beginning on, and including, the VWAP Trading Day occurring immediately after the date of this Agreement. “Exchanged Notes” shall mean, with respect to each Holder, the aggregate principal amount of Notes set forth opposite such Holder’s name under the heading “Exchanged Notes” on Exhibit A hereto. “Floor Price” shall initially mean $[fixed dollar amount]; provided that, by notice from the Company to the Holders, the Company may unilaterally reduce (but not increase) the Floor Price to a lower number for any (or all) VWAP Trading Days after the day on which such notice is delivered. “Nasdaq” shall mean The Nasdaq Stock Market LLC. “Scheduled Trading Day” shall mean any day on which Nasdaq is scheduled to be open for trading for its regular trading session. “VWAP Market Disruption Event” shall mean the occurrence or existence on any Scheduled Trading Day of any suspension(s) imposed on trading in the Common Stock aggregating forty-five (45) minutes or longer during the primary trading session of Nasdaq on such day. “VWAP Trading Day” shall mean a day on which (i) there is no VWAP Market Disruption Event and (ii) trading in the Common Stock generally occurs on Nasdaq. Section 1.2 Closing. Subject to the satisfaction or valid waiver of all closing conditions set forth in Article IV hereto, on or before 9:00 a.m. (New York City time) on each Closing Date, or such other date as the parties may mutually agree, (a) each Holder (i) shall deliver or cause to be delivered to the Company all right, title and interest in and to the applicable Daily Principal Amount of its Exchanged Notes in respect of such Closing Date, free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto (collectively, “Liens”), together with any documents of conveyance or transfer that the Company may reasonably determine to be necessary to transfer to and confirm in the Company all right, title and interest in and to such Exchanged Notes, free and clear of any Liens, and (ii) upon the delivery to such Holder of the Consideration due hereunder for such Exchange Notes, waives any and all other rights with respect to the applicable Daily Principal Amount of its Exchanged Notes in respect of such Closing Date, and releases and discharges the Company from any and all claims such Holder may now have, or may have in the future, arising out of, or related to, such Exchanged Notes, including, without limitation, any claims arising from any existing or past defaults, or any claims that such Holder is entitled to receive additional interest with respect to the Exchanged Notes; and (b) the Company shall deliver to each Holder the Consideration due hereunder with respect thereto (collectively, a “Closing”). The cancellation of such Exchanged Notes and delivery of such Consideration shall be effected by the electronic exchange of documents at such Closing.

5 Section 1.3 Delivery. At each Closing, (A) each Holder shall deliver the applicable Exchanged Notes to the Trustee via the Deposit or Withdrawal at Custodian (“DWAC”) settlement system of the Depository Trust Company (“DTC”) for the benefit of the Company and (B) the Company shall deliver to each Holder (i) the applicable Exchange Shares to such Holder’s DTC participant as instructed by such Holder through the facilities of DTC and (ii) the applicable Cash Payment, if any, by wire transfer to the account as instructed by such Holder. For the convenience of each Holder, attached hereto as Exhibit B is a summary of the delivery instructions that must be followed to settle the Transactions through DTC. Section 1.4 No Joint Liability. The obligations of each Holder under this Agreement are several and not joint, and no Holder shall have liability to any person for the performance or non-performance of any obligation of any other Holder hereunder. Notwithstanding that this is a single agreement amongst multiple Holders, the Company covenants and agrees, for the benefit of each Holder, that it will not share or otherwise make available to any other Holder, any banking or DWAC-related information provided by such Holder to the Company. ARTICLE II COVENANTS, REPRESENTATIONS AND WARRANTIES OF THE HOLDERS Each Holder, severally and not jointly, hereby covenants as follows, and makes the following representations and warranties, each of which is and shall be true and correct on the date hereof and at each Closing, to the Company, and all such covenants, representations and warranties shall survive all of the Closings. Section 2.1 Power and Authorization. Such Holder is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation, and has the power, authority and capacity to execute and deliver this Agreement, and to perform its obligations hereunder, and to consummate the Transactions. Exhibit A hereto includes the true, correct and complete name, address and other relevant information of such Holder. Section 2.2 Valid and Enforceable Agreement; No Violations. This Agreement has been duly executed and delivered by such Holder and constitutes a legal, valid and binding obligation of such Holder, enforceable against such Holder in accordance with its terms, except as such enforcement may be subject to (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, or (b) general principles of equity, whether such enforceability is considered in a proceeding at law or in equity (the “Enforceability Exceptions”). The execution and delivery of this Agreement and the consummation of the Transactions will not violate, conflict with or result in a breach of or default under (i) such Holder’s organizational documents, (ii) any agreement or instrument to which such Holder is a party or by which such Holder or any of its assets are bound, or (iii) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to such Holder, except in the case of clauses (ii) or (iii), where such violations, conflicts, breaches or defaults would not affect such Holder’s ability to consummate the Transactions in any material respect. Section 2.3 Title to the Exchanged Notes. Such Holder (a) is the sole or direct legal and beneficial owner of the Exchanged Notes set forth opposite its name on Exhibit A hereto;

6 (b) has good, valid and marketable title to its Exchanged Notes, free and clear of any Liens (other than pledges or security interests that such Holder may have created in favor of a prime broker under and in accordance with its prime brokerage agreement with such broker and any restrictions on transfer arising by operation of applicable securities laws); and (c) has not, in whole or in part, except as described in the preceding clause (b), (i) assigned, transferred, hypothecated, pledged, exchanged or otherwise disposed of any of its Exchanged Notes or its rights, title or interest in and to its Exchanged Notes or (ii) given any person or entity, except for its investment advisor, agents and affiliates, any transfer order, power of attorney or other authority of any nature whatsoever with respect to its Exchanged Notes. Upon such Holder’s delivery of its Exchanged Notes to the Company pursuant to the Transactions, such Exchanged Notes shall be free and clear of all Liens created by the Holder or any other person acting for the Holder. Section 2.4 Institutional Accredited Investor or Qualified Institutional Buyer. Such Holder is either: (a) an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”) or (b) a “qualified institutional buyer” within the meaning of Rule 144A promulgated under the Securities Act. Section 2.5 No Affiliate Status. The Holder is not, and has not been at any time during the consecutive three-month period preceding the date hereof, a director, officer or “affiliate” within the meaning of Rule 144 promulgated under the Securities Act (an “Affiliate”) of the Company. Such Holder and its Affiliates collectively beneficially own, and will beneficially own as of each Closing Date, (i) less than 5% of the outstanding shares of Common Stock and (ii) less than 5% of the aggregate number of votes that may be cast by holders of those outstanding securities of the Company that entitle the holders thereof to vote generally on all matters submitted to the Company’s stockholders for a vote, in each case, based on the outstanding shares of common stock of the Company set forth in Section 3.4 hereof. To such Holder’s reasonable knowledge, and without inquiry, a period of at least one year (calculated in the manner provided in Rule 144(d) under the Securities Act) has lapsed since the Exchanged Notes set forth opposite its name on Exhibit A hereto were acquired from the Company or from a person known by the Holder to be an Affiliate of the Company. Section 2.6 No Prohibited Transactions. Such Holder has not, directly or indirectly, and no person acting on behalf of or pursuant to any understanding with it has, disclosed to a third party (other than (i) its advisors or as required by Applicable Law (as defined below) or (ii) with the Company’s prior approval or consent) any information regarding the Transactions, engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales (as defined below) involving any of the Company’s securities) since the time that investment professionals affiliated with such Holder (i.e., persons other than compliance personnel affiliated with such Holder) were first restricted via a “wall-cross” by either the Company, Matthews South, LLC (the “Placement Agent”) or any other person acting on the Company’s behalf, in each case, regarding the Transactions or this Agreement, and such Holder shall not engage in any such activities until the Disclosure Time (as defined below). “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 of Regulation SHO promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, derivatives and similar arrangements (including, without limitation, on a total return basis), and sales and other

7 transactions through non-U.S. broker-dealers or foreign regulated brokers. Solely for purposes of this Section 2.6, subject to such Holder’s compliance with its obligations under the U.S. federal securities laws and such Holder’s internal policies, (a) “Holder” shall not be deemed to include any employees, subsidiaries, desks, groups or affiliates of such Holder that are effectively walled off by appropriate “fire wall” information barriers approved by such Holder’s legal or compliance department (and thus such walled off parties have not been privy to any information concerning the Transactions), and (b) the foregoing representations and covenants of this Section 2.6 shall not apply to any transaction by or on behalf of an affiliate of a Holder that was effected without the advice or participation of, or such affiliate’s receipt of information regarding the Transactions provided by, such Holder. Section 2.7 Adequate Information; No Reliance. Such Holder acknowledges and agrees that (a) such Holder has been furnished with all materials it considers relevant to making an investment decision to enter into the Transactions and has had the opportunity to review the Company’s filings and submissions with the Securities and Exchange Commission (the “SEC”), including, without limitation, all information filed or furnished pursuant to the Exchange Act on or prior to the date hereof (collectively, the “Public Filings”), (b) such Holder has had the opportunity to ask questions of the Company concerning the Company, its business, operations, financial performance, financial condition and prospects and the terms and conditions of the Transactions, (c) such Holder has had the opportunity to consult with its accounting, tax, financial and legal advisors to be able to evaluate the risks involved in the Transactions and to make an informed investment decision with respect to such Transactions, (d) such Holder has evaluated the tax and other consequences of the Transactions and receipt and ownership of the Consideration with its tax, accounting or legal advisors, (e) the Company and the Placement Agent are not acting as a fiduciary or financial or investment advisor to such Holder and (f) such Holder is not relying, and has not relied, upon any statement, advice (whether accounting, tax, financial, legal or other), representation or warranty made by the Company, the Placement Agent or any of their respective affiliates or representatives except for (i) the Public Filings and (ii) the representations and warranties made by the Company in this Agreement. Such Holder (w) is able to fend for itself in the Transactions; (x) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in the Exchange Shares; (y) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment; and (z) acknowledges that investment in the Exchange Shares involves a high degree of risk. Such Holder understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Exchange Shares or the fairness or suitability of the investment in the Exchange Shares nor have such authorities passed upon or endorsed the merits of the Transactions. Section 2.8 Acknowledgements. Such Holder acknowledges that (a) the issuance of the Exchange Shares pursuant to the Transactions has not been registered or qualified under the Securities Act or any state securities laws, and the Exchange Shares are being offered and sold in reliance upon exemptions provided in the Securities Act and state securities laws for transactions not involving any public offering and, therefore, cannot be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of unless they are subsequently registered and qualified under the Securities Act and applicable state laws or unless an exemption from such registration and qualification is available; (b) the Company is under no obligation to register the

8 Exchange Shares under any securities laws of the United States or any other jurisdiction or to comply with the terms and conditions of any exemption thereunder; and (c) it is acquiring the Exchange Shares for investment purposes only for its own account and not with any view toward a distribution thereof or with any intention of selling, distributing or otherwise disposing of the Exchange Shares in a manner that would violate the registration requirements of the Securities Act. Such Holder further acknowledges and agrees that (x) such Holder’s Exchange Shares will be acquired from the Company solely in exchange for such Holder’s Exchanged Notes, including any accrued and unpaid interest thereon; and (y) such Holder’s participation in the Transactions was not conditioned by the Company on such Holder’s exchange of a minimum principal amount of Notes. Such Holder understands that the Company is relying upon the representations and agreements contained in this Agreement for the purpose of determining whether such Holder’s participation in the Transactions meets the requirements for the exemptions referenced in this Section 2.8. Section 2.9 Taxpayer Information. Such Holder will deliver to the Company a complete and accurate IRS Form W-9 or IRS Form W-8BEN, W-8BEN E or W-8ECI, as appropriate. Section 2.10 Brokers; Finders. No broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses in connection therewith, in connection with the Transactions based upon arrangements made by or on behalf of such Holder. Such Holder understands that the Company intends to pay the Placement Agent a fee in respect of the Transactions. Section 2.11 No Reliance on the Placement Agent. Such Holder acknowledges and agrees that the Placement Agent has not acted as a financial advisor or fiduciary to such Holder and that the Placement Agent and its directors, officers, employees, representatives and controlling persons have no responsibility for making, and have not made, any independent investigation of the information contained herein or in the Company’s SEC filings and make no representation or warranty to such Holder, express or implied, with respect to the Company, the Notes or the Consideration or the accuracy, completeness or adequacy of the information provided to such Holder or any other publicly available information, including, without limitation, the Public Filings, nor will any of the foregoing persons be liable for any loss or damages of any kind resulting from the use of the information contained therein or otherwise supplied to such Holder. Section 2.12 Further Action. Such Holder agrees that it will, upon request, execute and deliver any additional documents reasonably determined to be necessary by the Company, the Placement Agent, the Trustee or Equiniti Trust Company, LLC, the Company’s transfer agent (the “Transfer Agent”), to complete the Transactions. ARTICLE III COVENANTS, REPRESENTATIONS AND WARRANTIES OF THE COMPANY The Company hereby covenants as follows, and makes the following representations and warranties, each of which is and shall be true and correct on the date hereof and at each Closing,

9 to the Holders, and all such covenants, representations and warranties shall survive all of the Closings. Section 3.1 Power and Authorization; Enforceability. The Company has been duly organized, validly existing as a corporation and in good standing under the laws of its jurisdiction of organization. The Company is duly licensed or qualified as a foreign corporation for transaction of business and in good standing under the laws of each other jurisdiction in which its ownership or lease of property or the conduct of its business requires such license or qualification, and has all corporate power and authority necessary to own or hold its properties and to conduct its business as described in the Public Filings, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect (as defined below). The Company has full legal right, power and authority to enter into this Agreement and perform the Transactions. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be subject to the Enforceability Exceptions. Section 3.2 No Consents; No Violations; No Conflicts. Assuming the accuracy of each Holder’s representations and warranties hereunder, no consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or any governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions, except for such consents, approvals, authorizations, orders and registrations or qualifications (i) as may be required under applicable state securities laws, (ii) as may be required under the Securities Act and (iii) as have been previously obtained by the Company. Neither the execution of this Agreement, nor the issuance, offering or sale of the Exchange Shares, nor the consummation of any of the Transactions, will conflict with, or will result in a breach of, any of the terms and provisions of, or has constituted or will constitute a default under, or has resulted in or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any contract or other agreement to which the Company may be bound or to which any of the property or assets of the Company is subject, except (i) such conflicts, breaches or defaults as may have been waived, (ii) such conflicts, breaches and defaults that would not have a Material Adverse Effect and (iii) Permitted Liens (as defined in the indentures governing the Company’s senior secured indebtedness described in the Public Filings (the “Senior Secured Indentures”)); nor will such action result (x) in any violation of the provisions of the organizational or governing documents of the Company, or (y) in any material violation of the provisions of any statute or any order, rule or regulation applicable to the Company or of any court or of any federal, state or other regulatory authority or other government body having jurisdiction over the Company, except, in the case of this clause (y), where such violation would not have a Material Adverse Effect. Section 3.3 Validity of the Exchange Shares. The issuance of the Exchange Shares has been duly authorized by the Company and, when issued and delivered to the applicable Holder pursuant to the Transactions against delivery of the Exchanged Notes therefor in accordance with the terms of this Agreement, the Exchange Shares will be validly issued, fully paid and non-assessable and free of any Liens created by the Company, and the issuance of the Exchange

10 Shares will not be subject to any preemptive, participation, rights of first refusal or other similar rights. Section 3.4 Capitalization. The issued and outstanding shares of capital stock of the Company have been validly issued, are fully paid and non-assessable and, other than as disclosed in the Public Filings, are not subject to any preemptive rights, rights of first refusal or similar rights. As of [●], 2025, the Company had [●] shares of Common Stock and [●] shares of Class B common stock, par value $0.0001 per share, outstanding. The Company otherwise has an authorized, issued and outstanding capitalization as set forth in the Public Filings as of the dates referred to therein (other than (i) the grant of additional equity awards, or the exercise, settlement or forfeiture of outstanding equity awards, under the Company’s existing equity compensation plans, (ii) changes in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise or conversion of securities described as outstanding in the Public Filings which are exercisable for, or convertible into, Common Stock, (iii) as a result of the issuance of shares of Common Stock pursuant to that certain financing agreement, dated as of May 3, 2024, between the Company and Virtu Americas LLC (as amended and supplemented from time to time, the “Financing Agreement”), (iv) as a result of the issuance of Exchange Shares, (v) as a result of the 1-for-15 reverse stock split of the outstanding shares of the capital stock of the Company effective as of 5:01 p.m., Eastern Time, on November 20, 2024 (the “Reverse Stock Split”), or (vi) any repurchases of capital stock of the Company) and such authorized capital stock conforms to the description thereof set forth in the Public Filings. Except as disclosed in or contemplated by the Public Filings, the Company did not have outstanding any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or exchangeable for, or any contracts or commitments to issue or sell, any shares of capital stock or other securities. Section 3.5 Private Placement. Assuming the accuracy of each Holder’s representations and warranties hereunder, the Exchange Shares (a) will be issued in transactions exempt from the registration requirements of the Securities Act, (b) will be issued in compliance with all applicable state and federal laws and (c) will, at the applicable Closing, be free of any restrictions on resale by such Holder pursuant to Rule 144 promulgated under the Securities Act and will not be subject to any restricted or similar legend unless, at the time of issuance, the Holder is an Affiliate of the Company. Neither the Company nor, to the Company’s knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the Transactions. For the purposes of Rule 144 promulgated under the Securities Act, the Company acknowledges that, assuming the accuracy of each Holder’s representations and warranties hereunder, the holding period of the Exchanged Notes exchanged by such Holder as of each Closing Date may be tacked onto the holding period of such Holder’s Daily Exchange Shares with respect to such Exchanged Notes, and the Company agrees not to take a position contrary thereto. Section 3.6 Listing. At or prior to the first Closing to occur after the date of this Agreement (the “Initial Closing Date”), the Company shall have submitted to Nasdaq a Listing of Additional Shares Notification Form in respect of the Exchange Shares, if required, and shall have received no objection thereto from Nasdaq. At each Closing, the Common Stock is listed on Nasdaq, and the Company has taken no action designed to, or likely to have the effect of, delisting the Common Stock from Nasdaq nor, except as disclosed to the Holders, has the Company received any notification that Nasdaq is contemplating terminating such listing.

11 Section 3.7 Disclosure. On or before 8:00 a.m. (New York City time) on the first business day following the date of this Agreement (the “Disclosure Time”), the Company shall file with the SEC a Current Report on Form 8-K disclosing the material terms of the Transactions (to the extent not previously publicly disclosed) (the “Closing 8-K”). From and after the filing of the Closing 8-K, the Company represents to each Holder that such Holder shall not be in possession of any material, nonpublic information provided by the Company or any of its officers, directors, employees or agents that is not disclosed in the Closing 8-K. Without the prior written consent of a Holder, the Company shall not disclose the name of such Holder in any filing or announcement, unless such disclosure is in accordance with Section 5.5 below. Section 3.8 SEC Filings; Disclosure. The Company has filed with the SEC all reports, schedules and statements required to be filed by it under the Exchange Act on a timely basis for the most recent twelve-month period. As of their respective filing dates, the Public Filings filed since January 1, 2024, complied in all material respects with applicable requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such Public Filings. None of such Public Filings, at the time they were filed with the SEC or, if amended or restated, as of the date of such amendment or restatement, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Section 3.9 No Material Adverse Effect. Since September 30, 2024, except as disclosed in the Public Filings, the Company and its subsidiaries, considered as a single enterprise, have conducted their business in the ordinary course, and there has not been any material adverse change in, or any development that would reasonably be expected to have, individually or in the aggregate, a material adverse effect on, the legality, validity or enforceability of this Agreement or the ability of the Company to perform its obligations hereunder in connection with the Transactions on a full and timely basis in all material respects, or in or on the assets, business, operations, earnings, properties, condition (financial or otherwise), stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole (collectively, a “Material Adverse Effect”). Section 3.10 Investment Company Act. The Company is not and, after giving effect to the Transactions, will not be required to register as, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended. Section 3.11 Brokers. The Company has not incurred any liability for any finder’s fees, brokerage commissions or similar payments in connection with the Transactions for which any Holder may be liable. Section 3.12 Further Action. The Company agrees that (i) it will cancel all Exchanged Notes acquired in connection with the Transactions, and (ii) it will, upon request, execute and deliver any additional documents reasonably deemed necessary or desirable by the Holders, the Trustee or the Transfer Agent to complete the Transactions.

12 ARTICLE IV CLOSING CONDITIONS & NOTIFICATION Section 4.1 Conditions to Obligations of each Holder and the Company. The obligations of each Holder to deliver the Exchanged Notes and of the Company to deliver the Consideration at each Closing are subject to the satisfaction at or prior to such Closing of the following conditions: (a) there shall be no action, lawsuit, arbitration, claim or proceeding pending that enjoins the consummation of this Agreement or the Transactions; (b) solely with regard to the obligations of each Holder to deliver the Exchanged Notes, (i) the representations and warranties of the Company contained in Article III shall be true and correct as of such Closing in all material respects (except for those representations and warranties that are qualified by materiality or material adverse effect, which shall be true and correct in all respects) with the same effect as though such representations and warranties had been made as of such Closing, and, unless notice is given pursuant to Section 4.2 below, each of the representations and warranties contained therein shall be deemed to have been reaffirmed and confirmed as of such Closing Date; and (ii) the Company shall have complied, in all material respects, with all covenants and other agreements in this Agreement required to be performed by the Company at or prior to such Closing; and (c) solely with regard to the obligation of the Company to deliver the Consideration, (i) the representations and warranties of each Holder contained in Article II shall be true and correct as of such Closing in all material respects (except for those representations and warranties that are qualified by materiality or material adverse effect, which shall be true and correct in all respects) with the same effect as though such representations and warranties had been made as of such Closing, and, unless notice is given pursuant to Section 4.2 below, each of the representations and warranties contained therein shall be deemed to have been reaffirmed and confirmed as of such Closing Date; and (ii) each Holder shall have complied, in all material respects, with all covenants and other agreements in this Agreement required to be performed by them at or prior to such Closing. Section 4.2 Notification. Each Holder hereby covenants and agrees to promptly notify the Company upon the occurrence of any event prior to any Closing that would cause any representation, warranty, or covenant contained in Article II to be false or incorrect in any material respect (or, with respect to those representations and warranties that are qualified by materiality or material adverse effect, in any respects). The Company hereby covenants and agrees to notify the Holders upon the occurrence of any event prior to any Closing that would cause any representation, warranty, or covenant contained in Article III to be false or incorrect in any material respect (or, with respect to those representations and warranties that are qualified by materiality or material adverse effect, in any respects).

13 ARTICLE V MISCELLANEOUS Section 5.1 Entire Agreement. This Agreement and any documents and agreements executed in connection with the Transactions embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous oral or written agreements, representations, warranties, contracts, correspondence, conversations, memoranda and understandings between or among the parties or any of their agents, representatives or affiliates relative to such subject matter, including, without limitation, any term sheets, emails or draft documents. Section 5.2 Construction. References in the singular shall include the plural, and vice versa, unless the context otherwise requires. References in the masculine shall include the feminine and neuter, and vice versa, unless the context otherwise requires. Headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meanings of the provisions hereof. Neither party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all language in all parts of this Agreement shall be construed in accordance with its fair meaning, and not strictly for or against either party. Section 5.3 Governing Law; Waiver of Jury Trial. This Agreement shall in all respects be construed in accordance with and governed by the substantive laws of the State of New York, without reference to its choice of law rules. Each of the Company and the Holders irrevocably waives any and all right to trial by jury with respect to any legal proceeding arising out of the Transactions. Section 5.4 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Any counterpart or other signature hereon delivered by facsimile or any standard form of telecommunication or e-mail shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party. Section 5.5 Use of Holder Names. Neither the Company nor any of its affiliates and subsidiaries (if any) (collectively, the “Company Group”) shall identify, or permit any of its employees, agents or representatives to identify, any Holder (whether in connection with the Company or in the Holder’s capacity as an investor in the Company) in any written or oral public communications or issue any press release or other disclosure of the Holder’s name or the name of any of its affiliates, or any derivative of any of the foregoing names (collectively, the “Holder Names”), in each case except (i) as authorized in writing in advance by the Holder in each such instance (electronic mail to suffice) or (ii) as required by applicable law, legal process or regulatory request (“Applicable Law”); provided, that prior to any such disclosure such disclosing member of the Company Group as soon as practicable notifies the Holder of such requirement (except where prohibited by Applicable Law) so that the Holder (or its applicable affiliate) may seek a protective order or other appropriate remedy prior to such disclosure. Notwithstanding the foregoing, the Company may make disclosures to an auditor or governmental or regulatory authority pursuant to any routine investigation, inspection, examination or inquiry without providing the Holder with any notification thereof, unless the Holder is the subject of any such

14 investigation, inspection, examination or inquiry (in which case the preceding sentence shall govern). Section 5.6 Fees and Expenses. Except as otherwise set forth in this Agreement, each party to this Agreement shall bear its own fees and expenses in connection with the delivery of the Exchanged Notes and issuance of the Consideration. The Company shall be responsible for the payment of any fees of the Placement Agent, the Trustee or the Transfer Agent relating to or arising out of the Transactions. Section 5.7 Severability. The invalidity or unenforceability of any provision hereof will in no way affect the validity or enforceability of any other provision or the validity and enforceability of this Agreement. Section 5.8 Assignment; Binding Effect. No Holder shall convey, assign or otherwise transfer any of its rights or obligations under this Agreement without the express written consent of the Company, except to an affiliate of such Holder who assumes its obligations hereunder pursuant to a joinder or similar agreement reasonably acceptable to the Company, and the Company shall not convey, assign or otherwise transfer any of its rights and obligations under this Agreement without the express written consent of each Holder. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement is intended solely for the benefit of the parties hereto and their respective successors and permitted assigns, and, except as set forth in Section 5.9, is not for the benefit of, nor may any provision hereof be enforced by, any other person. Section 5.9 Reliance by the Placement Agent. The Placement Agent, acting as financial advisor to the Company, may rely on each representation and warranty of the Company and of each Holder, made on behalf of itself, herein or pursuant to the terms hereof with the same force and effect as if such representation or warranty were made directly to the Placement Agent. The Placement Agent will be a third-party beneficiary of this Agreement to the extent provided in this Section 5.9. Section 5.10 Waiver; Remedies. No delay on the part of any Holder or the Company in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of any Holder or the Company of any right, power or privilege under this Agreement operate as a waiver of any other right, power or privilege of such party under this Agreement, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege under this Agreement. All waivers under this Agreement shall be in writing and signed by the party against whom such waiver is to be enforced. Section 5.11 Amendment. This Agreement may be modified or amended only by written agreement of each of the parties to this Agreement. Section 5.12 Survival. The provisions of Article II, Article III, Section 4.2 and Article V shall survive each Closing. Section 5.13 Notice. Any notice or communications hereunder shall be in writing and will be deemed to have been given if delivered in person or by registered or certified first-class

15 mail or courier service or sent by electronic transmission to the following addresses, or such other addresses as may be furnished hereafter by notice in writing: if to the Company: Luminar Technologies, Inc. 2603 Discovery Drive, Suite 100 Orlando, FL 32826 Attention: Tom Fennimore, CFO Email: tom@luminartech.com with a copy (which will not constitute notice) to: legal.notices@luminartech.com with a copy (which will not constitute notice) to: Orrick, Herrington & Sutcliffe LLP 631 Wilshire Boulevard Santa Monica, CA 90401 Attention: Daniel S. Kim Email: dan.kim@orrick.com if to the Holders, as set forth on Exhibit A hereto. Section 5.14 Termination. The Company may terminate this Agreement if (i) there has occurred any breach or withdrawal by a Holder of any covenant, representation or warranty set forth in Article II in any material respect (or, with respect to those representations and warranties that are qualified by materiality or material adverse effect, in any respect) or (ii) any of the conditions outlined in Section 4.1(a) or Section 4.1(c) is not satisfied or waived by 5:00 p.m. (New York City time) on a Closing Date. A Holder may terminate this Agreement if (i) there has occurred any breach or withdrawal by the Company of any covenant, representation or warranty set forth in Article III in any material respect (or, with respect to those representations and warranties that are qualified by materiality or material adverse effect, in any respect) or (ii) any of the conditions outlined in Section 4.1(a) or Section 4.1(b) is not satisfied or waived by 5:00 p.m. (New York City time) on a Closing Date. Upon a termination of this Agreement in accordance with this Section 5.14, neither the Company nor any Holder shall have any further obligation or liability (including, without limitation, arising from such termination) to the other. Section 5.15 Other Transactions. Nothing contained herein or in any other document related to the Transactions, and no action taken by any Holder pursuant hereto or thereto or by any other party pursuant to such other documents, shall be deemed to constitute a Holder and any other Holder or any other party hereunder or under such other documents as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that such entities are in any way acting in concert or as a group with respect to their obligations hereunder or thereunder or with respect to the Transactions.

16 [Signature Page Follows]

SIGNATURE PAGE TO SECURITIES EXCHANGE AGREEMENT IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written. THE COMPANY: LUMINAR TECHNOLOGIES, INC. By: Name: Title:

SIGNATURE PAGE TO SECURITIES EXCHANGE AGREEMENT IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written. HOLDER: ________________________________________________ By: Name: Title:

EXHIBIT A Holders Holder Name and Address Exchanged Notes (aggregate principal amount of Notes to be exchanged) Total $[__________]

EXHIBIT B Holder Exchange Procedures LUMINAR TECHNOLOGIES NOTICE TO EXCHANGING HOLDERS Following are Holder exchange procedures for the settlement of the exchange of 1.25% convertible senior notes due 2026 (CUSIP No. 550424 AA3) (the “Notes”), of Luminar Technologies, Inc. (the “Company”) for shares of Class A common stock, par value $0.0001 per share (CUSIP No. 550424 303) (the “Common Stock”), of the Company (the “Exchange Shares”), plus, to the extent applicable, a cash payment (the “Cash Payment” and, together with the Exchange Shares, the “Consideration”), pursuant to the Securities Exchange Agreement, dated as of March 23, 2025 (the “Exchange Agreement”), between the Company and the Holders party thereto, on each of the Closing Dates (which are expected to commence on March 25, 2025). Capitalized terms used herein and not otherwise defined herein have the meaning given to them in the Exchange Agreement. To ensure timely settlement on each Closing Date, please follow the instructions as set forth below. Your failure to comply with the following instructions may delay your receipt of the applicable Consideration for such Closing Date. If you have any questions, please contact Jared Kramer of Matthews South, LLC by telephone at (415) 873-4765 or by email to jared@matthewssouth.com. Thank you. Delivery of the Exchanged Notes You must direct the eligible DTC participant through which you hold a beneficial interest in the Exchanged Notes to post on the applicable Closing Date, no later than 9:00 a.m. (New York City time), withdrawal instructions through DTC via DWAC for the aggregate principal amount of Exchanged Notes (CUSIP No. 550424 AA3) to be exchanged on such Closing Date (calculated as described in Section 1.1 of the Exchange Agreement). It is important that this instruction be submitted and the DWAC posted on the applicable Closing Date—if it is posted before the applicable Closing Date, then it will expire unaccepted and will need to be re-posted on the applicable Closing Date. To Receive the Exchange Shares You must direct your eligible DTC participant through which you wish to hold a beneficial interest in the Exchange Shares to post on the applicable Closing Date, no later than 9:00 a.m. (New York City time), a deposit instruction through DTC via DWAC for the aggregate number of Exchange Shares (CUSIP No. 550424 303) to which you are entitled to receive on such Closing Date (calculated as described in Section 1.1 of the Exchange Agreement). It is important that this instruction be submitted and the DWAC posted on the applicable Closing Date—if it is posted before the applicable Closing Date, then it will expire unaccepted and will need to be re-posted on the applicable Closing Date.